Exhibit 99.1

Air Lease Corporation Announces $2.0 Billion Commercial Paper Program

LOS ANGELES, California, January 21, 2025—Air Lease Corporation (NYSE: AL) (the “Company”) announced today the establishment of its commercial paper program (the “Program”).

Under the terms of the program, the Company may issue from time to time short-term, unsecured commercial paper notes (the “Notes”) under the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $2,000,000,000. The Notes will be sold under customary terms in the United States commercial paper market and will rank at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness. The Company intends to use the net proceeds of the Notes for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness.

The Notes to be offered under the Program have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes under the Program. This press release is being issued in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the intended use of net proceeds from the issuance of Notes under the Program. Such statements are based on current expectations and projections about the Company’s future results, prospects and opportunities and are not guarantees of future performance. Such statements will not be updated unless required by law. Actual results and performance may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors, including but not limited to, unanticipated cash needs and those risks detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other SEC filings, including future SEC filings.

Contacts
Investors:
Jason Arnold
Vice President, Investor Relations
Email: investors@airleasecorp.com
Media:
Laura Woeste
Senior Manager, Media and Investor Relations
Email: press@airleasecorp.com
Ashley Arnold
Senior Manager, Media and Investor Relations
Email: press@airleasecorp.com